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                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1997 appearing on page F-1 of the 1996 Annual Report to Stockholders which is incorporated in the Company's Annual Report on Form 10-K (File No. 0-20815), as amended, for the year ended December 31, 1996.



Price Waterhouse LLP


San Jose, California
September 9, 1997